CONSENT OF EXPERT

March 9, 2018

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Endeavour Silver Corp. (the "Company").

Ladies and Gentlemen,

The undersigned hereby consents to the use of and reference to his name in the Registration Statement and the documents incorporated therein by reference.

The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical information:

Updated Internal Mineral Reserve and Resource Estimates of the Guanacevi Mine, the Bolanitos Mine and the El Cubo Mine and related information contained in, or incorporated by reference in, the Annual Information Form dated February 22, 2018.

Sincerely,

/s/ Godfrey Walton

Godfrey Walton